Exhibit 10.9

Execution Version

SETTLEMENT AGREEMENT AND GENERAL AND MUTUAL RELEASE

This Settlement Agreement and General and Mutual Release (the “Agreement”) is on this 19th day of August, 2025 by and between NovaBay Pharmaceuticals, Inc. (the “Company”) and _________ (the “Director”), collectively known herein as the “Parties.”

WHEREAS, the Director was elected to act as a Member of the Board of Directors of the Company (the “Services”).

WHEREAS, the Director has provided the Services commonly performed by a director of a company in a similar position.

WHEREAS, there is no dispute as to the provision of the Services nor any disagreements with the Company.

WHEREAS, in connection with, and as a condition to the transactions contemplated, by the Securities Purchase Agreement, dated August 19, 2025 between the Company and David Lazar (the “Purchase Agreement”), the Parties desire and intend that this Agreement supplement and modify all prior contracts, agreements and understandings between the Parties, other than the Indemnity Agreement, entered into between the Company and the Director (the “Indemnification Agreement”).

WHEREAS, upon and subject to the terms and conditions of this Agreement, the Parties desire that the Director submits [her/his] resignation, as provided in Section 2, to be effective as of the Resignation Effective Date.

NOW, THEREFORE, the Parties, intending to be legally bound, and in consideration of the mutual promises, covenants and agreements contained herein and other good and valuable consideration, the sufficiency of which is hereby acknowledged, agree as follows:

1. Settlement Due to the Director from the Company.

(a) Issuance and Payment. The Company shall (i) issue to the Director on the Resignation Effective Date a stock settlement payment of newly issued shares of restricted common stock of the Company (the “Common Stock”) with an aggregate value of $40,000, as determined based on the closing market price on the NYSE American (or any successor exchange or over-the-counter market) for the Common Stock on the trading day immediately prior to the Resignation Effective Date (the “Equity Consideration”), subject to the payment of the Equity Consideration to the Director first being approved by stockholders at the Company’s 2025 annual meeting of stockholders or subsequent Stockholder Meeting (as defined in the Purchase Agreement) (the “Equity Consideration Approval”) and (ii) pay to the Director any and all accrued and unpaid director’s fees for the third quarter of 2025. It is agreed and understood that time is of the essence with respect to the issuance of the Common Stock and payment of the amounts set forth in this Section 1(a). To the extent that the Equity Consideration Approval is not obtained and the Equity Consideration is not issued to the Director as provided in this Section 1(a), then this Agreement shall terminate between the parties and shall be of no further force and effect.

(b) Piggyback Registration Rights; Resale. All shares of Common Stock issued by the Company to the Director pursuant to this Agreement shall also grant the Director with the option to include any and all such shares on each registration statement that the Company files with the Securities and Exchange Commission (the “SEC”), subject to customary pro rata reductions of the shares being registered either required by a underwriter that apply equally to all classes of Company stock or otherwise pursuant to comments of the staff of the SEC. To the extent the Director is eligible to sell or otherwise transfer the shares of Common Stock issued hereunder pursuant to Rule 144 of the Securities Act of 1933, as amended, then the Company shall cooperate with the Director to facilitate such sale and/or transfer, including taking the necessary action to cause the Company’s transfer agent to remove any then existing transfer restrictions, legends and/or stop transfer instructions that may exist on such shares.

2. Resignation, Release and Covenant Not to Sue.

The Director hereby agrees to confirm the termination of [her/his] service as a director on the Board of Directors by also resigning as a director of the Board of Directors of the Company to be effective on the date and at the time that (i) Stockholder Approval (as defined in the Purchase Agreement) has been obtained at the Company’s 2025 annual meeting of stockholders or subsequent Stockholder Meeting (as defined in the Purchase Agreement), (ii) the Final Closing (as defined in the Purchase Agreement) occurs in accordance with the Purchase Agreement and (iii) the Additional Purchaser Nominees (as defined in the Purchase Agreement) are qualified and appointed to serve on the Board of Directors without reduction (the “Resignation Effective Date”); provided, however, such resignation on the Resignation Effective Date, for avoidance of doubt, shall occur only if (A) the Special Dividend (as defined in the Purchase Agreement) shall have already been declared and paid and (B) Stockholder Approval and the Equity Consideration Approval have been received, the Final Closing has occurred and an Additional Purchaser Nominee has been qualified and is to be appointed to serve on the Board. The Director irrevocably and unconditionally releases, acquits and forever discharges the Company and any principals and any successors and assigns (and any officers, directors, shareholders, managers, members, employees, representatives, attorneys, consultants, and agents of such entities) (hereinafter referred to for purposes of this section as the “Clients”), from covenants not to sue or initiate any action for, any and all claims, demands, rights, causes of action, liens, actions, suits, attorneys’ fees, costs, damages, losses, expenses and contractual obligations of whatever kind or nature, whether absolute or contingent, liquidated or unliquidated, direct or indirect, in law or in equity, fully accrued or not fully accrued, matured or unmatured, known or unknown, foreseen or unforeseen, suspected or unsuspected, relating to any matter whatsoever (collectively, “Claims”) which the Director had, currently has, shall or may have. Notwithstanding the foregoing, the release contained herein shall not release the Director from [her/his] obligations pursuant to this Agreement.

The Director understands and expressly agrees that this Agreement extends to all claims of every nature and kind whatsoever, known and unknown, suspected or unsuspected, past or present, which the Director has or may have against the Company and the Clients, and the Director hereby knowingly waives any and all rights and protections under Section 1542 of the California Civil Code, which states:

1542. GENERAL RELEASE - CLAIMS EXTINGUISHED.

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

The Director agrees that this waiver is an essential and material term of this Agreement, without which this document would not have been executed. For all purposes of this Agreement, the term “creditor” as used and referred to in Section 1542 of the California Civil Code means and includes the Director.

The Company, for itself and for its successors and assigns, hereby irrevocably and unconditionally releases, acquits and forever discharges the Director, any successors and assigns (and any officers, directors, shareholders, managers, members, employees, representatives, attorneys, consultants, and agents of such entities), from any and all Claims (as defined above) which the Company had, currently has, shall or may have. Notwithstanding the foregoing, the release contained herein shall not release the Clients from their obligations pursuant to this Agreement, and shall not release the Company from maintaining commercially reasonable D&O insurance coverage (or tail policy) to cover Director’s actions in [her/his] former capacity as a director on the Board of Directors.

3. No Admission. The Parties understand and agree that this Agreement shall not be construed as (i) an admission of liability by one party to the other, (ii) that either party has violated any federal, state or local statute, law, ordinance or regulation, or (iii) there has been any material disagreements with the Company.

4. Binding Agreement. This Agreement constitutes the entire and complete understanding between the Parties hereto, and no other representation, promise, or agreement shall be binding upon either of them unless it is in writing and executed by the Parties. This Agreement supersedes all prior agreements between the Parties; however, this Agreement does not supersede the Indemnification Agreement, which remains in full force and effect. This Agreement shall be binding upon the Parties hereto and their respective successors and assigns. The Parties agree and stipulate that this Agreement is enforceable in all respects and is not subject to any affirmative claim, once this Agreement is executed.

5. Amendment. This Agreement may not be amended or modified in any manner except by a writing signed by each of the Parties hereto.

6. Recitals. The Parties hereto acknowledge and agree that the recitals set forth at the beginning of this Agreement are true and correct in all respects and are incorporated herein by this reference.

7. Governing Law; Venue. This Agreement is made and delivered in and shall be governed by and construed in accordance with, the applicable laws of the State of Delaware. Any suit involving any dispute or matter arising under this Agreement, the Parties hereby consent to personal jurisdiction in the State of Delaware.

8. Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable, the provision shall be modified to the extent necessary to render it enforceable and, if necessary, shall be fully severable.

9. Authority. Each signer below warrants that [she/he] has actual authority to enter into this Agreement. It is understood that each party to this Agreement is relying on the other party executing [her/his] Agreement having actual authority to enter into the Agreement.

10. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same Agreement and each of which shall be deemed an original. An executed counterpart of this Agreement faxed or scanned and emailed shall have the same force and effect as an originally executed counterpart.

11. Waiver of Jury Trial. EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT.

12. Encouragement to Consult Attorney; Time to Consider Agreement. EACH OF THE PARTIES REPRESENTS THAT THIS AGREEMENT HAS BEEN ENTERED INTO FREELY AND VOLUNTARILY; THAT IT HAS HAD THE OPPORTUNITY TO ASCERTAIN AND WEIGH ALL OF THE FACTS AND CIRCUMSTANCES LIKELY TO INFLUENCE ITS JUDG-MENTS; THAT IT HAS HAD THE OPPORTUNITY TO SEEK AND OBTAIN LEGAL COUNSEL, AND HAS AVAILED ITSELF OF COUNSEL PRIOR TO SIGNING THIS AGREEMENT, AND TO BE DULY APPRISED OF ITS LEGAL RIGHTS; AND THAT IT HAS READ AND FULLY UNDERSTANDS THE TERMS OF THE AGREEMENT.

13. Non-Disparagement. The Parties agree that they will not say, write or cause to be said or written, any statement that may be considered defamatory, derogatory or disparaging of any of the other Parties.

IN WITNESS WHEREOF, the Parties have made and entered into this Settlement Agreement and General and Mutual Release as of the date set forth above.

NovaBay Pharmaceuticals, Inc.

By:	Justin Hall
Its:	Chief Executive Officer

[DIRECTOR NAME]

Name:

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